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                                                                    EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement on Form S-3 and the related Prospectus of Wolverine Tube, Inc. for the registration of 2,450,000 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 2004, with respect to the consolidated financial statements and schedule of Wolverine Tube, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Birmingham, Alabama
August 16, 2004